Exhibit 99.1
Samsara Reports Third Quarter Fiscal Year 2024 Financial Results
•Q3 revenue of $237.5 million, representing 40% year-over-year growth
•Ending ARR of $1.003 billion, representing 39% year-over-year growth
•1,663 customers with ARR over $100,000, up 49% year-over-year
SAN FRANCISCO, November 30, 2023 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations Cloud, reported financial results for the third quarter ended October 28, 2023, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“We achieved an important milestone this quarter as we surpassed $1 billion in ARR in just our eighth year of selling,” said Sanjit Biswas, CEO and co-founder of Samsara. “As a strategic partner to the world’s leading and most complex physical operations organizations, we look forward to the continued partnership and the impact we will make on their communities as we work to improve the safety, efficiency, and sustainability of their operations.”
Third Quarter Fiscal Year 2024 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q3 FY2024	Q3 FY2023	Y/Y Change
Annual Recurring Revenue (ARR)	$1,002.7	$723.7	39%
Total revenue	$237.5	$169.8	40%
GAAP gross profit	$175.9	$122.5	$53.4
GAAP gross margin	74%	72%	2	pts
Non-GAAP gross profit	$179.0	$125.2	$53.8
Non-GAAP gross margin	75%	74%	1	pt
GAAP operating loss	$(54.8)	$(63.5)	$8.7
GAAP operating margin	(23%)	(37%)	14	pts
Non-GAAP operating income (loss)	$12.7	$(16.6)	$29.3
Non-GAAP operating margin	5%	(10%)	15	pts
GAAP net loss per share, basic and diluted	$(0.08)	$(0.11)	$0.03
Non-GAAP net income (loss) per share, basic and diluted	$0.04	$(0.02)	$0.06
Net cash provided by (used in) operating activities	$11.9	$(12.9)	$24.8
Free cash flow	$8.5	$(23.2)	$31.7
Adjusted free cash flow	$8.5	$(14.9)	$23.4
Net cash provided by (used in) operating activities margin	5%	(8%)	13	pts
Free cash flow margin	4%	(14%)	18	pts
Adjusted free cash flow margin	4%	(9%)	13	pts
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.

Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the fourth quarter and fiscal year 2024, Samsara expects the following:

	Q4 FY2024 Outlook	FY 2024 Outlook
Total revenue	$257 million – $259 million	$918 million – $920 million
Year/Year growth	38% – 39%	41%
Non-GAAP operating margin	2%	(1%)
Non-GAAP net income per share, diluted	$0.02 – $0.03	$0.05 – $0.06
A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations™ Cloud, which is a platform that enables organizations that depend on physical operations to harness Internet of Things (IoT) data to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across construction, transportation and warehousing, field services, manufacturing, retail, logistics, and public sector. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, customer demand for our solution, macroeconomic conditions and any expected benefits of our products, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategies, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These risks and uncertainties include our ability to retain customers and expand the Applications used by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as non-GAAP gross margin, non-GAAP operating margin, free cash flow margin, and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the Russia-Ukraine conflict, geopolitical tensions involving China, the conflict in Israel and Gaza, the emergence of pandemics and epidemics, and macroeconomic conditions globally on our and our customers’, partners’ and suppliers’ operations and future financial performance, possible harm caused by silicon component shortages and other supply chain constraints, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow and adjusted free cash flow do not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. These and other limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to evaluate our business.
Expenses Excluded from Non-GAAP Financial Measures—Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer taxes on employee equity transactions, which is a cash expense, is excluded because such taxes are tied to the timing and size of the vesting of the underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Lease modification, impairment, and related charges are excluded because such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin—We define non-GAAP income (loss) from operations, or non-GAAP operating income (loss), as income (loss) from operations excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, and lease modification, impairment, and related charges. Non-GAAP operating margin is defined as non-GAAP operating income (loss) as a percentage of total revenue. We use non-GAAP income (loss) from operations and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP income (loss) from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share—We define non-GAAP net income (loss) as net loss excluding the effect of stock-based compensation expense-related charges, including employer taxes on employee equity transactions, and lease modification, impairment, and related charges. Our non-GAAP net income (loss) per share–basic is calculated by dividing non-GAAP net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share–diluted is calculated by giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, shares issued under our 2021 Employee Stock Purchase Plan) to the extent they are dilutive. Non-GAAP net loss per share–diluted is the same as non-GAAP net loss per share–basic as the inclusion of all potential dilutive common stock equivalents would be antidilutive. We use non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Free Cash Flow and Free Cash Flow Margin—We define free cash flow as net cash provided by (used in) operating activities reduced by cash used for purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. We believe that free cash flow and free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as free cash flow plus non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives by excluding the impact of non-recurring events.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Adam Simons
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	October 28, 2023	January 28, 2023
Assets
Current assets:
Cash and cash equivalents	$208,099	$200,670
Short-term investments	451,659	489,192
Accounts receivable, net	115,199	122,867
Inventories	27,103	40,571
Connected device costs, current	99,230	82,046
Prepaid expenses and other current assets	39,593	22,189
Total current assets	940,883	957,535
Restricted cash	21,683	23,096
Long-term investments	189,414	113,101
Property and equipment, net	56,635	59,278
Operating lease right-of-use assets	85,491	112,624
Connected device costs, non-current	214,665	194,852
Deferred commissions	161,463	140,166
Other assets, non-current	16,140	16,356
Total assets	$1,686,374	$1,617,008
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$38,263	$30,144
Accrued expenses and other current liabilities	51,930	53,824
Accrued compensation and benefits	28,360	36,030
Deferred revenue, current	367,401	300,113
Operating lease liabilities, current	20,529	22,047
Total current liabilities	506,483	442,158
Deferred revenue, non-current	136,320	126,452
Operating lease liabilities, non-current	83,342	100,873
Other liabilities, non-current	9,298	9,506
Total liabilities	735,443	678,989
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	9	7
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,294,065	2,107,013
Accumulated other comprehensive loss	(1,439)	(652)
Accumulated deficit	(1,341,727)	(1,168,372)
Total stockholders’ equity	950,931	938,019
Total liabilities and stockholders’ equity	$1,686,374	$1,617,008

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Revenue	$237,534	$169,800	$661,111	$465,968
Cost of revenue	61,585	47,253	178,008	131,128
Gross profit	175,949	122,547	483,103	334,840
Operating expenses
Research and development	60,820	49,970	185,155	132,802
Sales and marketing	116,780	94,056	353,643	273,347
General and administrative	48,354	41,997	139,888	127,098
Lease modification, impairment, and related charges	4,762	—	4,762	1,056
Total operating expenses	230,716	186,023	683,448	534,303
Loss from operations	(54,767)	(63,476)	(200,345)	(199,463)
Interest income and other income (expense), net	9,378	5,613	28,493	7,094
Loss before provision for income taxes	(45,389)	(57,863)	(171,852)	(192,369)
Provision for income taxes	142	692	1,503	1,455
Net loss	$(45,531)	$(58,555)	$(173,355)	$(193,824)
Other comprehensive loss:
Foreign currency translation adjustments	(820)	315	276	416
Unrealized gains (losses) on investments, net of tax	382	(1,304)	(1,063)	(1,304)
Other comprehensive loss	(438)	(989)	(787)	(888)
Comprehensive loss	$(45,969)	$(59,544)	$(174,142)	$(194,712)
Basic and diluted net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.11)	$(0.33)	$(0.38)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	537,464,892	516,551,258	531,873,324	511,867,718

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Operating activities
Net loss	$(45,531)	$(58,555)	$(173,355)	$(193,824)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,646	3,345	10,839	8,350
Stock-based compensation expense	59,791	45,538	172,395	133,490
Lease modification, impairment, and related charges	4,762	—	4,762	1,056
Other non-cash adjustments	(2,167)	454	(10,681)	3,336
Changes in operating assets and liabilities:
Accounts receivable, net	(2,943)	(14,934)	3,824	(13,297)
Inventories	(5,336)	(5,446)	13,467	(11,434)
Prepaid expenses and other current assets	(17,691)	(2,388)	(17,448)	(5,300)
Connected device costs	(9,333)	(22,279)	(36,997)	(58,993)
Deferred commissions	(8,219)	(4,122)	(21,297)	(10,455)
Other assets, non-current	(104)	(1,590)	267	(1,520)
Accounts payable and other liabilities	5,043	27,820	(206)	(9,398)
Deferred revenue	26,684	19,673	77,155	60,557
Operating lease right-of-use assets and liabilities, net	3,287	(404)	7,338	(1,216)
Net cash provided by (used in) operating activities	11,889	(12,888)	30,063	(98,648)
Investing activities
Purchase of property and equipment	(3,355)	(10,307)	(8,858)	(27,237)
Purchases of investments	(167,012)	(355,730)	(541,401)	(355,730)
Proceeds from sales of investments	1,700	—	6,174	—
Proceeds from maturities and redemptions of investments	167,215	—	508,093	—
Other investing activities	—	432	(50)	432
Net cash used in investing activities	(1,452)	(365,605)	(36,042)	(382,535)
Financing activities
Proceeds from issuance of common stock in connection with equity compensation plans	265	164	13,435	10,868
Payment of offering costs	—	(324)	—	(2,532)
Payment of principal on finance leases	(501)	(369)	(1,416)	(856)
Net cash provided by (used in) financing activities	(236)	(529)	12,019	7,480
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(542)	(75)	(24)	(471)
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,659	(379,097)	6,016	(474,174)
Cash, cash equivalents, and restricted cash, beginning of period	220,123	849,233	223,766	944,310
Cash, cash equivalents, and restricted cash, end of period	$229,782	$470,136	$229,782	$470,136

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Gross profit and gross margin reconciliation
GAAP gross profit	$175,949	$122,547	$483,103	$334,840
Add:
Stock-based compensation expense-related charges (1)	3,100	2,685	9,307	7,043
Non-GAAP gross profit	$179,049	$125,232	$492,410	$341,883
GAAP gross margin	74%	72%	73%	72%
Non-GAAP gross margin	75%	74%	74%	73%

Operating income (loss) and operating margin reconciliation
GAAP loss from operations	$(54,767)	$(63,476)	$(200,345)	$(199,463)
Add:
Stock-based compensation expense-related charges (1)	62,712	46,869	183,355	136,093
Lease modification, impairment, and related charges	4,762	—	4,762	1,056
Non-GAAP income (loss) from operations	$12,707	$(16,607)	$(12,228)	$(62,314)
GAAP operating margin	(23)%	(37)%	(30)%	(43)%
Non-GAAP operating margin	5%	(10)%	(2)%	(13)%
__________
(1)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Cost of revenue	$3,100	$2,685	$9,307	$7,043
Research and development	22,594	18,420	68,716	46,287
Sales and marketing	20,219	12,701	55,310	41,759
General and administrative	16,799	13,063	50,022	41,004
Total stock-based compensation expense-related charges (2)	$62,712	$46,869	$183,355	$136,093
__________
(2)Stock-based compensation expense-related charges included approximately $2.9 million and $11.0 million of employer taxes on employee equity transactions for the three and nine months ended October 28, 2023, respectively, and approximately $1.3 million and $2.6 million of employer taxes on employee equity transactions for the three and nine months ended October 29, 2022, respectively.

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
GAAP net loss	$(45,531)	$(58,555)	$(173,355)	$(193,824)
Add:
Stock-based compensation expense-related charges, net of applicable taxes	62,712	46,869	183,355	136,093
Lease modification, impairment, and related charges, net of applicable taxes	4,762	—	4,762	1,056
Non-GAAP net income (loss)	$21,943	$(11,686)	$14,762	$(56,675)

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Net income (loss) per share, basic and diluted, reconciliation
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.11)	$(0.33)	$(0.38)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.12	0.09	0.36	0.27
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted (1)	$0.04	$(0.02)	$0.03	$(0.11)
Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	537,464,892	516,551,258	531,873,324	511,867,718
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, basic	537,464,892	516,551,258	531,873,324	511,867,718
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted (1)	566,082,414	516,551,258	559,620,309	511,867,718
__________
(1)For each period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average number of shares of common stock outstanding during the period, adjusted for dilutive potential shares that were assumed outstanding during the period.

	Three Months Ended		Nine Months Ended
	October 28, 2023	October 29, 2022	October 28, 2023	October 29, 2022
Free cash flow, adjusted free cash flow, free cash flow margin, and adjusted free cash flow margin reconciliation
Net cash provided by (used in) operating activities	$11,889	$(12,888)	$30,063	$(98,648)
Purchase of property and equipment	(3,355)	(10,307)	(8,858)	(27,237)
Free cash flow (1)	8,534	(23,195)	21,205	(125,885)
Purchase of property and equipment for build-out of corporate office facilities, net of tenant allowances (1)	—	8,309	(10,179)	21,874
Adjusted free cash flow (1)	$8,534	$(14,886)	$11,026	$(104,011)
Net cash provided by (used in) operating activities margin	5%	(8)%	5%	(21)%
Free cash flow margin (1)	4%	(14)%	3%	(27)%
Adjusted free cash flow margin (1)	4%	(9)%	2%	(22)%
__________
(1)In April 2023, we settled a lease dispute which was primarily related to lease incentives associated with leasehold improvements in the form of a tenant allowance and received $11.3 million.